EXHIBIT 16.1


February 20, 2003


Securities and Exchange Commission
Washington, D.C.  50249

Re:      MB Software Corporation
         8-K filing dated February 14, 2003
         File No. 0-11808

Dear Sir or Madam:

We have reviewed Item 4 of the Form 8-K of MB Software Corporation dated February 14, 2003, and agree with the statements concerning our firm therein.

Sincerely,



WEAVER AND TIDWELL, L.L.P.

/cm